EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-217474) pertaining to the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan & FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-225092) pertaining to the Floor & Decor Holdings, Inc. Employee Stock Purchase Plan, and
(3)Registration Statement (Form S-8 No. 333-272080) pertaining to the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan
of our reports dated February 20, 2025, with respect to the consolidated financial statements of Floor & Decor Holdings, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Floor & Decor Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Floor & Decor Holdings, Inc. for the year ended December 26, 2024.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 20, 2025